EXHIBIT 99.1

\FOR IMMEDIATE RELEASE\

Contact:
Paul McMahon
Vice President
Corporate and Marketing Communications
(781) 251-4130

John Swanson
Swanson Communications, Inc.
(217) 285-4967

LOJACK CORPORATION REPORTS THIRD QUARTER 2009 RESULTS

•	Domestic Business Continues to Reflect Positive Sequential Trends; International Business Stabilizes

•	GAAP Net Loss Reflects $14.6 Million One-Time After Tax Impact of China Settlement

•	GAAP Loss of $0.78 Per Share; Pro Forma Earnings of $0.07 Per Share

Westwood, MA. November 4 – LoJack Corporation (NASDAQ GS: “LOJN”) reported today the results for the third quarter ended September 30, 2009. Revenue declined 32% to $36.1 million, from $52.9 million in the same quarter a year ago.

On a GAAP basis, the company’s operating expenses and operating loss reflect the impact of one-time charges of approximately $19.9 million related to the comprehensive agreement to settle all pending disputes with the company’s former licensee in China, as well as associated expenses. GAAP net loss and loss per diluted share reflect an after tax impact of approximately $14.6 million or $0.85 per diluted share related to the one-time charges.

In announcing the results, Ronald V. Waters, President and Chief Executive Officer said, “Despite unit volume and revenue declines compared to the prior year, we continue to see sequential quarter over quarter improvement in our domestic business and stabilization of our international business. Our operating performance this quarter continues to reflect our effective management of operations and alignment of our cost structure to the current size of the business.

“Domestic unit volume and revenue for the third quarter increased sequentially from the second quarter of this year, benefiting from the ‘cash for clunkers’ program and reflecting improving conditions in the U.S. auto market. However, we do have some concern about our domestic unit volume moderating in the fourth quarter as a result of increasingly tight consumer credit and rising unemployment.  Despite these challenges, we remain poised to take advantage of the anticipated increases in new vehicle sales, which industry experts estimate will grow from approximately 10.2 million for 2009 to 11.5 million units for 2010.

“Our international unit volume for the third quarter was consistent with the second quarter of this year, despite the impact of local economic and political issues with certain of our licensees in Latin America. Our international business has stabilized and we expect strengthening of unit volume for the fourth quarter.

“We continue to invest in our strategic programs for long term growth, which include launching our next generation stolen vehicle recovery technology, expanding into additional countries and expanding LoJack SafetyNet, our solution for people with Alzheimer’s and autism.

“We are committed to maintaining a solid financial position and continue to expect to sustain healthy margins and deliver significant operating cash flow for the year, excluding the settlement payments to the former licensee in China and the associated expenses. We have maintained a strong balance sheet and believe that we have sufficient liquidity to effectively manage our day to day business.”

Domestic revenue in the third quarter declined 22% to $23.7 million, from $30.3 million for the same quarter of the last year, on a 28% reduction in unit volume.

International revenue in the third quarter declined 48% to $9.1 million, from $17.7 million in the same quarter of the prior year, attributable to a 50% decline in unit volume.

Boomerang Tracking had revenue of $3.3 million compared to $4.9 million for the same quarter in 2008. The impact of the devaluation of the Canadian dollar negatively affected revenue by $0.2 million, or 5%.

Gross margin dollars for the third quarter declined 28% to $20.6 million from the same quarter last year. Gross margin as a percentage of revenue was 57%, compared to 54% in the prior year, reflecting efficiency gains in our domestic operations and a $0.5 million sales tax refund in the quarter related to Boomerang Tracking.

The GAAP operating loss for the third quarter of 2009 was $20.3 million, compared to an operating loss of $33.2 million in the same quarter a year ago.  The GAAP net loss attributable to LoJack Corporation for the third quarter of 2009 was $13.4 million, compared to a net loss of $34.7 million in the same quarter a year ago. The operating loss and net loss for the third quarter of 2009 reflect the impact of the one-time charges described above. The operating loss and net loss for the third quarter of 2008 reflect the impact of approximately $38.1 million related to the impairment of goodwill and intangible assets of the Boomerang Tracking business.

The pro forma operating loss for the third quarter of 2009, which excludes the items identified in Table 1, was $0.4 million, compared to pro forma operating income of $4.9 million in the same quarter last year. Pro forma net income for the third quarter of 2009, which excludes the items noted in Table 2, was $1.2 million or $0.07 per diluted share, compared to pro forma net income of $3.6 million in the same quarter a year ago. Pro forma net income for the third quarter of this year includes severance costs of approximately $1.4 million related to the workforce reduction in the quarter.

During the third quarter net cash used by operations was $13.6 million. Excluding the impact of the China settlement and related expenses, the company generated $5.4 million of positive operating cash flow for the quarter. In accordance with the Waiver Agreement with the company’s lending institutions, approximately $17 million has been classified as restricted cash at the end of the quarter. The remaining unrestricted cash balance at the end of the quarter was $16.7 million which is sufficient to support the ongoing operations of the company.

During the third quarter of 2009, the company did not repurchase any shares. As of September 30, 2009, the company had an outstanding authority to repurchase 1,681,778 shares.

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered more than $5 billion USD in stolen assets worldwide. In today’s rapidly changing world, LoJack’s core competencies are more valuable and more relevant than ever as they are now being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive disorders such as Alzheimer’s and autism. LoJack has the proven processes, ultimate technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings the most effective solutions that not only deliver a wide range of recoveries, but also enhance the safety of the public on a global level. LoJack’s Stolen Vehicle Recovery System operates in 27 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.

To access the webcast of the company’s conference call to be held at 9:00 AM ET, Wednesday, November 4, 2009, log onto www.lojack.com (click “About Us,” “Investor Relations,” and then click “Quarterly Results Conference Call Webcast”). An archive of the webcast will be available through http://www.lojack.com until superseded by the next quarter’s earnings release and related webcast.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the company’s ability to obtain financing from lenders; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s customers’ ability to access the credit markets; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the company’s ability to successfully expand its operations; the outcome of the ongoing litigation involving the company; and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of operating income (loss), net income (loss) attributable to LoJack Corporation, earnings (loss) per diluted share attributable to LoJack Corporation and net cash (used in) provided by operations.  The company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the company’s core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. The non-GAAP measures used in this release exclude (i) the China litigation settlement and associated charges discussed above; (ii) the non-cash goodwill and intangible assets impairment charge; and (iii) the non-cash fair market adjustment of our investment in Supply Chain Integrity.  LoJack management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management to aid their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

# # #

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in millions, except share and per share amounts)

	Three Months Ended September 30,
	2009	2008
	(unaudited)

Revenue	$36.1	$52.9

Cost of goods sold	15.5	24.2
Gross margin	20.6	28.7

Costs and expenses:
Product development	1.9	1.8
Sales and marketing	8.7	12.1
General and administrative	10.6	8.2
Legal settlement	18.3	--
Depreciation and amortization	1.4	1.7
Impairment of goodwill and intangible assets	--	38.1

Total	40.9	61.9

Operating loss	(20.3)	(33.2)

Other income (expense):
Interest income	0.5	0.5
Interest expense	(0.1)	(0.3)
Other, net	0.2	(1.2)
Total	0.6	(1.0)

Loss before (benefit) provision for income taxes
and net loss of noncontrolling interest	(19.7)	(34.2)
(Benefit) provision for income taxes	(6.1)	0.6
Net loss	(13.6)	(34.8)
Less: Net loss attributable to the noncontrolling interest	(0.2)	(0.1)
Net loss attributable to
LoJack Corporation	$(13.4)	$(34.7)

Diluted loss per share attributable to
LoJack Corporation	$(0.78)	$(2.05)
Weighted average diluted common
shares outstanding	17,228,083	16,897,702

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in millions, except share and per share amounts)

	Nine Months Ended September 30,
	2009	2008
	(unaudited)

Revenue	$99.4	$150.4

Cost of goods sold	46.6	70.6
Gross margin	52.8	79.8

Costs and expenses:
Product development	5.3	5.4
Sales and marketing	24.3	36.4
General and administrative	28.6	24.4
Legal settlement	18.3	--
Depreciation and amortization	4.8	5.5
Impairment of goodwill and intangible assets	14.0	38.1

Total	95.3	109.8

Operating loss	(42.5)	(30.0)

Other income (expense):
Interest income	1.1	1.6
Interest expense	(0.3)	(1.0)
Equity loss in affiliate	--	(1.2)
Other, net	0.6	(0.9)
Total	1.4	(1.5)

Loss before (benefit) provision for income taxes
and net loss of noncontrolling interest	(41.1)	(31.5)
(Benefit) provision for income taxes	(8.2)	1.3
Net loss	(32.9)	(32.8)
Less: Net loss attributable to the noncontrolling interest	(0.5)	(0.1)
Net loss attributable to
LoJack Corporation	$(32.4)	$(32.7)

Diluted loss per share attributable to
LoJack Corporation	$(1.89)	$(1.88)
Weighted average diluted common
shares outstanding	17,148,463	17,419,727

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions, except share and per share amounts)

	September 30, 2009	December 31, 2008
	(unaudited)	(audited)

Assets
Current Assets:
Cash and cash equivalents	$16.7	$57.9
Restricted Cash	17.0	--
Marketable securities at fair value	1.9	4.2
Accounts receivable, net	35.2	43.0
Inventories	12.6	14.8
Prepaid and other expenses	3.7	4.4
Prepaid income taxes	9.1	3.6
Deferred income taxes	6.1	6.3
Total current assets	102.3	134.2

Property and equipment, net	21.0	21.7
Deferred income taxes	9.1	9.5
Intangible assets, net	0.8	1.5
Goodwill	1.7	14.6
Other assets, net	14.8	14.4
Total assets	$149.7	$195.9

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$14.5	$2.4
Accounts payable	4.4	6.5
Accrued and other liabilities	9.2	7.0
Current portion of deferred revenue	24.4	24.2
Deferred income taxes	--	--
Accrued compensation	4.6	7.1
Total current liabilities	57.1	47.2

Long term debt, net of current portion	--	21.3
Deferred revenue, net of current portion	35.7	39.0
Deferred income taxes	0.2	0.3
Other accrued liabilities	0.9	1.5
Accrued compensation	2.2	2.2
Total liabilities	96.1	111.5

Commitments and Contingent Liabilities

Stockholders’ equity:
Common stock	0.2	0.2
Additional paid-in capital	17.2	14.8
Accumulated other comprehensive income	7.9	8.2
Retained earnings	28.3	60.7
Total LoJack Corporation and
Subsidiaries stockholders’ equity	53.6	83.9
Noncontrolling interest in subsidiary	--	0.5
Total equity	53.6	84.4
Total liabilities and stockholders’equity	$149.7	$195.9

Table 1 - Items Affecting Operating Income (Loss) Comparability

GAAP to Pro Forma Reconciliation – Operating Income (Loss)
(in millions)

	Three Months ended September 30, 2009	Three Months ended S eptember 30, 2008

	$	$
Operating loss, as reported	$(20.3)	$(33.2)

Legal settlement and associated charges	19.9	--

Impairment of goodwill and intangible assets	--	38.1

Pro forma operating (loss) income	$(0.4)	$4.9

	Nine Months ended September 30, 2009	Nine Months ended September 30, 2008

	$	$
Operating loss, as reported	$(42.5)	$(30.0)

Legal settlement and associated charges	21.3	--

Impairment of goodwill and intangible assets	14.0	38.1

Pro forma operating (loss) income	$(7.2)	$8.1

Table 2 - Items Affecting Net Income (Loss) and Fully Diluted Earnings (Loss) per Share Comparability

GAAP to Pro Forma Reconciliation
(in millions, except per share amount)

	Three Months ended September 30,2009			Three Months ended September 30, 2008
	$		EPS Impact	$	EPS Impact
Net loss attributable to LoJack Corporation, as reported		$(13.4)	$(0.78)	$(34.7)	$(2.05)

Reversal of Supply Chain Integrity deferred tax asset		--	--	0.6	0.03

Legal settlement and associated charges		14.6	0.85	--	--

Impairment of goodwill and intangible assets		--	--	37.7	2.23

Pro forma net income attributable to LoJack Corporation, as reported		$1.2	$0.07	$3.6	$0.21

	Nine Months ended September 30, 2009			Nine Months ended September 30, 2008
		$	EPS Impact	$	EPS Impact
Net loss attributable to LoJack Corporation, as reported		$(32.4)	$(1.89)	$(32.7)	$(1.88)

Reversal of Supply Chain Integrity deferred tax asset				0.6	0.03

Supply Chain Integrity fair value adjustment		--	--	0.6	0.03

Impairment of goodwill and intangible assets		14.0	0.82	37.7	2.17

Legal Settlement and associated charges		15.8	0.92	--	--

Pro Forma net (loss) income attributable to LoJack Corporation, as reported	$	(2.6)	$(0.15)	$6.2	$0.35

Table 3 - Items Affecting Net Cash (Used In) Provided by Operations

GAAP to Pro Forma Reconciliation
(in millions, except per share amount)

Three Months ended September 30, 2009

$
Net cash used in operating activities	$(13.6)

Cash paid for legal settlement and associated charges	19.0

Pro forma net cash provided by operating activities	$5.4

NOTE: The full text of this news release can be accessed for 30 days at www.prnewswire.com. This news release as well as current financial statements may also be accessed on the Internet at www.lojack.com. Each quarter’s release is archived on the LoJack website under “Investor Relations” during the fiscal year (click “About Us ”, then, click “Investor Relations”, click “Quarterly Financial Releases”). The company’s Annual Report, Form 10-Q and Form 10-K filings are also available on its website. Copies of the company’s financial information, including news releases, may also be obtained by contacting Swanson Communications, Inc. at (217) 285-4967.